Ohr Pharmaceutical, Inc. 8-K

Exhibit 99.1

Ohr Pharmaceutical Reports Fiscal First Quarter 2018 Financial Results

NEW YORK, New York – February 14, 2018 – Ohr Pharmaceutical, Inc. (Nasdaq: OHRP), a pharmaceutical company developing therapies for ophthalmic diseases, today reported financial results and operating highlights for its fiscal first quarter ended December 31, 2017.

“We recently announced top-line results from the MAKO study evaluating the efficacy and safety of topically administered squalamine in combination with monthly Lucentis® injections for the treatment of wet-AMD, which did not meet its primary efficacy endpoint,” said Dr. Jason Slakter, chief executive officer of Ohr Pharmaceutical. “Based on these results, we have discontinued development of squalamine, taken measures to preserve cash and are evaluating strategic alternatives to maximize shareholder value.”

Corporate Highlights for the Fiscal First Quarter Ended December 31, 2017

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Reported topline data from the MAKO study which did not meet its primary efficacy endpoint. There were no differences in the safety profile between the two treatment groups. The MAKO study evaluated the efficacy and safety of topically administered squalamine in combination with monthly Lucentis® injections for the treatment of wet age-related macular degeneration (“wet-AMD”). Based on the results, the Company has discontinued further development of squalamine and is evaluating strategic alternatives.

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The Board of Directors has engaged Roth Capital Markets, LLC, to advise the Board of Directors and management, and to assist in pursuing a range of strategic alternatives.

Financial Results for the Quarter ended December 31, 2017

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For the quarter ended December 31, 2017, the Company reported a net loss of approximately $4.2 million, or ($0.07) per share, compared to a net loss of approximately $7.0 million, or ($0.21) per share in the same period of 2016.

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For the quarter ended December 31, 2017, total operating expenses were approximately $4.2 million, consisting of $1.5 million in general and administrative expenses, $2.4 million of research and development expenses, and $0.3 million in depreciation and amortization.  This compares to total operating expenses of $7.0 million in the same period of 2016, comprised of approximately $1.7 million in general and administrative expenses, $4.9 million in research and development expenses, and $0.3 million in depreciation and amortization.

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At December 31, 2017, the Company had cash and cash equivalents of approximately $8.7 million. This compares to cash and equivalents of approximately $12.8 million at September 30, 2017.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

This news release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made only as the date thereof, and we undertake no obligation to update or revise the forward-looking statement whether as a result of new information, future events or otherwise. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including our ability to raise sufficient funds to perform and conclude clinical trials, the financial resources available to us, the ability to negotiate and conclude a strategic partnership, the future success of our scientific studies, our ability to successfully develop products, rapid technological change in our markets, changes in demand for our future products, legislative, regulatory and competitive developments, and general economic conditions. Shareholders and prospective investors are cautioned that no assurance of the efficacy of pharmaceutical products can be claimed or assured until final testing; and no assurance or warranty can be made that the FDA will approve final testing or marketing of any pharmaceutical product. Our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q discuss some of the important risk factors that may affect our business, results of operations and financial condition.

Contact:

Ohr Pharmaceutical Inc.

Investor Relations

888-388-2327

ir@ohrpharmaceutical.com